                                                         Exhibit No. EX-99.11(f)

                               [SRSY LETTERHEAD]

Michael D. Mabry
MMabry@stradley.com
215-564-8011

                                 March 29, 2004

Board of Trustees
Delaware Group Equity Funds II
One Commerce Square
Philadelphia, Pennsylvania 19103

     RE:  Reorganization  of  Delaware  Growth  and  Income  Fund into  Delaware
          Decatur  Equity  Income Fund,  each a series of Delaware  Group Equity
          Funds II
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to an opinion dated March 29, 2004  delivered to Delaware
Group Equity Funds II (the "Trust") by Stradley Ronon Stevens & Young,  LLP (the
"Opinion"),  counsel  to the  Trust,  in  connection  with the  above-referenced reorganization (the "Reorganization"). A copy of the Opinion is attached to this letter.  We  hereby  consent  to  the  use  of  the  Opinion  as an  exhibit  to
Post-Effective  Amendment No. 2 to the Form N-14  Registration  Statement of the
Trust (File No.  333-109742)  under the  Securities Act of 1933, as amended (the
"Act"), and any further amendments to the Registration  Statement,  covering the registration  under the Act of the shares of  beneficial  interest  of the trust that were issued in the Reorganization (the "Shares"). We further consent to the reference in the Form N-14 Registration  Statement of the Trust to the fact that the Opinion  concerning  the legality of the issuance of Shares will be rendered by us.

                                                 Very truly yours,

                                                 /s/Michael D. Mabry
                                                 ---------------------------
                                                 Michael D. Mabry, a Partner

MDM:trp